BRADLEY PHARMACEUTICALS, INC.
                          CONDENSED CONSOLIDATED
                              BALANCE SHEET
                           September 30, 1998
                               (UNAUDITED)

ASSETS

Current assets
--------------
Cash and cash equivalents                            $    460,495
Accounts receivable - net                               2,731,889
Finished goods inventory                                1,241,321
Prepaid samples and materials                           1,396,360
Prepaid expenses and other                                140,893
                                                        ---------
     Total current assets                               5,970,958

Property and equipment - net                              365,049
Intangibles - net                                      12,341,013
Other assets                                               83,955
                                                       ----------
     Total Assets                                    $ 18,760,975
                                                       ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


     Current liabilities

Current maturities of long-term debt                 $    116,951
Revolving credit line                                   1,171,381
Accounts payable and accrued expenses                   3,995,000
Accrued income taxes                                       34,753
                                                        ---------
     Total current liabilities                          5,318,093

Long-term debt, less current maturities                   215,901

     Commitments & contingencies

Stockholders' equity
Preferred stock, $.01 par value;
     authorized, 2,000,000 shares; issued, none              -
Common, Class A, $.01 par value, authorized
     26,400,000; issued 8,188,281 shares at
     September 30, 1998                                14,750,238
Common, Class B, $.01 par value, authorized
     900,000 shares, issued and outstanding,
     431,552 shares at September 30, 1998                 845,448
Treasury Stock, Class A, at cost (195,738 shares at
     September 30, 1998)                                 (392,167)
Accumulated deficit                                    (1,976,538)
                                                       -----------
                                                       13,226,981
                                                       ----------
Total Liabilities & Stockholders' Equity            $  18,760,975
                                                       ==========



See Notes to Condensed Consolidated Financial Statements

3